                                 Exhibit 11.0
                      Roslyn Bancorp, Inc. and Subsidiary
                Statement Re: Computation of Per Share Earnings
              (In thousands, except share and per share amounts)



                                                                               Three Months            Three Months
                                                                                  Ended                    Ended
                                                                                 June 30,                June 30,
                                                                                   1998                    1997
                                                                           ---------------------    --------------------
Net income                                                                 $             12,303     $            10,467
                                                                           ---------------------    --------------------

Weighted average common shares outstanding                                           38,283,369              40,253,165
                                                                           ---------------------    --------------------

Basic earnings per common share                                            $               0.32     $              0.26
                                                                           =====================    ====================

Weighted average common shares outstanding                                           38,283,369              40,253,165

Potential common stock due to dilutive effect of stock options                          354,419                       -
                                                                           ---------------------    --------------------

Total shares for diluted earnings per share                                          38,637,788              40,253,165
                                                                           ---------------------    --------------------

Diluted earnings per common share                                          $               0.32     $              0.26
                                                                           =====================    ====================



                                                                                Six Months              Six Months
                                                                                  Ended                    Ended
                                                                                 June 30,                June 30,
                                                                                   1998                    1997
                                                                           ---------------------    --------------------

Net income                                                                 $             25,630     $            12,931
                                                                           ---------------------    --------------------

Weighted average common shares outstanding                                           38,976,269              40,463,404
                                                                           ---------------------    --------------------

Basic earnings per common share                                            $               0.66     $              0.32
                                                                           =====================    ====================

Weighted average common shares outstanding                                           38,976,269              40,463,404

Potential common stock due to dilutive effect of stock options                          168,111                       -
                                                                           ---------------------    --------------------

Total shares for diluted earnings per share                                          39,144,380              40,463,404
                                                                           ---------------------    --------------------

Diluted earnings per common share                                          $               0.65     $              0.32
                                                                           =====================    ====================


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